UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2016

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2016, Peter Mariani became AxoGen, Inc.’s (the “Company”) Chief Financial Officer and Gregory G. Freitag stepped down from that position, continuing to serve as a member of the Company’s Board of Directors and as General Counsel and Senior Vice President of Business Development.   This transition has been successfully completed and Mr. Freitag’s duties and obligations have been re-defined.  The Company and Mr. Freitag have entered into Amendment No.3 To Employment Agreement, effective June 1, 2016 amending Mr. Freitag’s October 1, 2011 Employment Agreement, as amended.  Pursuant to such Amendment Mr. Freitag’s base salary will be established at $180,000.

Item 5.07              Submission of Matters to a Vote of Security Holders.

On May 26, 2016, AxoGen, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Meeting”). The matters voted on by shareholders at the Meeting included: (1) a proposal to elect seven (7) directors to the Company’s Board of Directors (the “Board”) to serve until the 2017 Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified; (2) to approve an amendment and restatement of the AxoGen, Inc. 2010 Stock Incentive Plan (as amended and restated on September 27, 2011 and May 13, 2014 (the “2010 Plan”) to: (i) increase the number of shares of common stock of the Company, par value $0.01 per share (“Common Stock”) authorized for issuance under the 2010 Plan from 3,500,000 to 5,500,000, (ii) to approve the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, (iii) extend the duration of the 2010 Plan to 2026, and (iv) make certain administrative changes to the 2010 Plan; (3) to ratify the selection of Lurie, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; (4) to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the Meeting on Schedule 14A, as filed with the U.S. Securities and Exchange Commission on April 8, 2016; and (5) recommend by a non-binding advisory vote the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers. There were represented at the Meeting, either in person or by proxy, 26,619,444 shares of the Common Stock, out of a total number of 30,035,576 shares of Common Stock outstanding and entitled to vote at the Meeting. The results of the shareholders’ votes are as follows:

Proposal No. 1:    Election of Directors

The vote with respect to the election of the director nominees to the Board was as follows:

Nominee	For	Withheld	Broker Non–Votes
Gregory G. Freitag	18,829,431	211,011	7,579,002
Mark Gold, M.D.	18,943,029	97,413	7,579,002
Jamie M. Grooms	19,025,462	14,980	7,579,002
Guido J. Neels	19,018,489	21,953	7,579,002
Joseph Mandato	16,575,894	2,464,548	7,579,002
Robert J. Rudelius	16,592,212	2,448,230	7,579,002
Karen Zaderej	19,027,067	13,375	7,579,002

Proposal No. 2:    Approve an amendment and restatement of the 2010 Plan to: (i) increase the number of shares of common stock of AxoGen authorized for issuance under the 2010 Plan from 3,500,000 to 5,500,000, (ii) to approve the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, (iii) extend the duration of the 2010 Plan to 2026, and (iv) make certain administrative changes to the 2010 Plan

The vote with respect to the amendment and restatement of the 2010 Plan was as follows:

For	Against	Abstain	Broker Non–Votes
18,056,009	504,955	479,478	7,579,002

Proposal No. 3:    Ratification of Appointment of Lurie, LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2016

The vote with respect to the ratification of appointment of Lurie, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was as follows:

For	Against	Abstain
26,045,979	365,680	207,785

Proposal No. 4:    Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement:

The vote with respect to the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers was as follows:

For	Against	Abstain	Broker Non–Votes
18,230,479	237,602	572,361	7,579,002

Proposal No. 5:    Recommend by a non-binding advisory vote the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers

The vote with respect to the recommendation by a non-binding advisory vote of the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers was as follows:

One Year	Two Years	Three Years	Abstain
4,410,528	79,873	14,184,680	167,443

The foregoing votes reflect that the proposals received the requisite votes to: (i) elect all seven (7) director nominees to the Board, (ii) approve the amendment and restatement of the 2010 Plan; (iii) ratify the appointment of Lurie, LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2016; (4) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and (5) recommend by a non-binding advisory vote that the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers will be three (3) years.

In accordance with the results of the advisory vote, the Company intends to hold an advisory vote on the compensation of the Company’s named executive officers every three years.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Amendment No. 3 to Employment Agreement, dated as of June 1, 2016, by and between Gregory G. Freitag and AxoGen, Inc.

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: May 31, 2016	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel & Senior VP of Business Development